UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2012

ADVANCED BIOENERGY, LLC

(Exact name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)

763-226-2701

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Overview

On May 4, 2012, the two operating subsidiaries of Advanced BioEnergy, LLC (the “Company”), ABE South Dakota, LLC (“ABE South Dakota”) and ABE Fairmont, LLC (“ABE Fairmont”), entered into several agreements with Gavilon, LLC, a commodity management firm, and affiliated companies (collectively “Gavilon”).

Subsequent to the execution of the May 4, 2012 agreements described in this Form 8-K, the Company and its subsidiaries have engaged in substantive discussions with Gavilon, Hawkeye Gold (as defined below), and WestLB AG (as defined below), with respect to the negotiation and execution of additional agreements that would amend or supplement one or more of the agreements referred to in this Form 8-K.

ABE South Dakota Agreements

ABE South Dakota entered into an ethanol marketing agreement with Gavilon dated May 4, 2012 (“South Dakota Ethanol Marketing Agreement”) and a Distiller’s Grains Marketing Agreement for the Aberdeen plant with Gavilon dated May 4, 2012 (“Grains Marketing Agreement”) (collectively the “South Dakota Agreements”).

The South Dakota Ethanol Marketing Agreement provides that ABE South Dakota will sell to Gavilon, and Gavilon will purchase from ABE South Dakota, all of the denatured fuel-grade ethanol produced at the South Dakota plants. The term of the South Dakota Ethanol Marketing Agreement begins on May 1, 2013, or such earlier date that ABE South Dakota designates, and expires on December 31, 2015.

The Grains Marketing Agreement provides that ABE South Dakota will sell to Gavilon, and Gavilon will purchase from ABE South Dakota, all of the distiller’s grains produced at the Aberdeen South Dakota plant. The term of the Grains Marketing Agreement begins on October 1, 2012, or such earlier date that ABE South Dakota designates, and expires on December 31, 2015.

The South Dakota Agreements provide, however, that ABE South Dakota may terminate the South Dakota Agreements on or prior to October 2, 2012, if the Senior Lenders (as defined below) fail to approve the South Dakota Agreements and the Rail Car Sublease (as defined below).

ABE South Dakota entered into an Amended and Restated Senior Credit Agreement (the “Senior Credit Agreement”) effective as of June 18, 2010, as amended on December 28, 2011, among ABE South Dakota, the lenders from time to time party thereto (“Senior Lenders”), and WestLB AG, (New York Branch), as Administrative Agent and Collateral Agent (“WestLB”). The date upon which the Senior Lenders approve the South Dakota Agreements and the Rail Car Sublease is referred to as the “Senior Lender Approval Date.”

ABE Fairmont Ethanol Marketing Agreement

ABE Fairmont entered into an ethanol marketing agreement (“Fairmont Ethanol Marketing Agreement”) with Gavilon dated as of May 4, 2012. The Fairmont Ethanol Marketing Agreement provides that ABE Fairmont will sell to Gavilon, and Gavilon will purchase from ABE Fairmont, all of the denatured fuel-grade ethanol produced at the Fairmont plant. The term of the Fairmont Ethanol Marketing Agreement begins on October 1, 2012, and expires on December 31, 2015.

Rail Car Sublease Agreement; Month to Month Rail Car Sublease Agreement

In connection with execution of the South Dakota Agreements and Fairmont Ethanol Marketing Agreement, ABE South Dakota and ABE Fairmont entered into a Rail Car Sublease Agreement with Gavilon dated as of May 4, 2012 (“Rail Car Sublease”). Under the terms of the Rail Car Sublease, Gavilon agreed to sublease to ABE South Dakota all its interests in the Master Lease Agreement dated as of September 1, 2008, as amended, between GATX Corporation and Gavilon covering agreed-upon rail cars.

Under the terms of the Rail Car Sublease, Gavilon agreed to sublease to ABE South Dakota, and ABE South Dakota agreed to sublease from Gavilon, 298 rail cars as follows:

•	99 rail cars that are currently under lease through Gavilon, which current lease would be terminated as of the Senior Lender Approval Date, and the rail cars leased through June 30, 2014;

•	100 rail cars that are currently under lease through Gavilon, which current lease would be terminated as of the Senior Lender Approval Date, and the rail cars leased through June 30, 2017; and

•	99 additional rail cars that would be leased from the Senior Lender Approval Date through June 30, 2019 (the “June 2019 Leased Rail Cars”).

The Rail Car Sublease provides that in the event that the Senior Lenders do not approve the South Dakota Agreements by October 1, 2012, then the rights and obligations under the Rail Car Sublease will automatically be transferred from ABE South Dakota to ABE Fairmont. In the event of this transfer, Gavilon would agree to sublease to ABE Fairmont, and ABE Fairmont would agree to sublease from Gavilon, the June 2019 Leased Rail Cars for a period beginning October 1, 2012 and ending June 30, 2019.

Gavilon and ABE South Dakota also entered into a Month to Month Rail Car Sublease Agreement dated as of May 4, 2012, (“Monthly Sublease”) under which Gavilon agreed to sub-lease to ABE South Dakota, and ABE South Dakota agreed to sublease from Gavilon, beginning as of July 1, 2012, the June 2019 Leased Rail Cars. This Monthly Sublease will become effective only if the Senior Lender Approval Date has not occurred by July 1, 2012, and will expire on (i) the Senior Lender Approval Date, or (ii) October 1, 2012, if the Senior Lenders have not approved the South Dakota Agreements and the Rail Car Sublease, in which case the June 2019 Leased Rail Cars will be leased by ABE Fairmont pursuant to the Rail Car Sublease.

Advanced BioEnergy, LLC Irrevocable Standby Letter of Credit

In connection with the execution of the Rail Car Sublease and the other agreements, the Company, as parent of ABE South Dakota agreed to post an irrevocable and non-transferable standby letter of credit for the benefit of Gavilon in the amount of $2,500,000 (the “ABE LOC”) as security for the payment obligations of ABE South Dakota under the South Dakota Agreements. The ABE LOC was issued on May 4, 2012. The full amount of the ABE LOC may be drawn by Gavilon if the Senior Lenders have not approved the South Dakota Agreements on or before October 1, 2012.

Existing Agreements with Hawkeye Gold

The Company had entered agreements with Hawkeye Gold, LLC (“Hawkeye Gold”) effective as of September 30, 2011, under which the Company’s subsidiaries agreed to sell to Hawkeye Gold, and Hawkeye Gold had agreed to purchase from the Company’s subsidiaries, substantially all the ethanol produced at the Company’s South Dakota and Fairmont plants (“Hawkeye Gold Ethanol Marketing Agreements”). The Hawkeye Gold Ethanol Marketing Agreements by their terms expire on April 30, 2013.

In addition, ABE South Dakota had entered into a three-year Distiller’s Grain Marketing Agreement with Hawkeye Gold dated as of April 7, 2010, under which ABE South Dakota had agreed to sell to Hawkeye Gold, and Hawkeye Gold had agreed to purchase from ABE South Dakota, substantially all the distiller’s grain produced at the Aberdeen plant (“Hawkeye Gold Grains Marketing Agreement”). The Hawkeye Gold Grains Marketing Agreement by its terms expires on April 7, 2013. The Hawkeye Gold Ethanol Marketing Agreements and the Hawkeye Gold Grains Marketing Agreement are collectively referred to as the “Hawkeye Gold Agreements.”

In connection with the execution of the agreements with Gavilon, ABE Fairmont and ABE South Dakota have given Hawkeye Gold notice of the early termination of the Hawkeye Gold Ethanol Marketing Agreements and the Hawkeye Gold Grains Marketing Agreement. ABE Fairmont and ABE South Dakota have not determined the effective date of termination of the Hawkeye Gold Agreements, in part, because of the approval required by the Senior Lenders. Because of their early termination of the Hawkeye Gold Agreements, ABE Fairmont and ABE South Dakota will be subject to damages under the Hawkeye Gold Agreements. ABE Fairmont and ABE South Dakota have commenced negotiations with Hawkeye Gold to resolve all matters related to the early termination of the Hawkeye Gold Agreements.

The Company will file these agreements with the Form 10-Q covering the period during which the agreements were entered into, and will be requesting confidential treatment for some of the information in the agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:	/s/ Richard R. Peterson
Richard R. Peterson
President, Chief Executive Officer and Chief Financial Officer

Date: May 10, 2012